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CUSIP No. 685932105            SCHEDULE 14A                  Page 1 of 5
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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[  ] Preliminary proxy statement.

[  ] Confidential, for use of the Commission only (as permitted by Rule
     14a-6(e)(2).

[  ] Definitive proxy statement.

[X ] Definitive additional materials.

[  ] Soliciting material under Rule 14a-12.

                          OREGON TRAIL FINANCIAL CORP.

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                (Name of Registrant as Specified in its Charter)


                        STILWELL VALUE PARTNERS II, L.P.
                            STILWELL ASSOCIATES, L.P.
                               STILWELL VALUE LLC
                                 JOSEPH STILWELL
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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X ] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
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CUSIP No. 685932105            SCHEDULE 14A                  Page 2 of 5
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      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:
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CUSIP No. 685932105            SCHEDULE 14A                  Page 3 of 5
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                   THE FOLLOWING ADVERTISEMENT APPEARED IN THE
         BAKER CITY HERALD AND LA GRANDE OBSERVER ON SEPTEMBER 19, 2001

                               The Stilwell Group
                             26 Broadway, 23rd Floor
                            New York, New York 10004
                              Phone: (212) 269-5800
                            Facsimile: (212) 269-2675
                             Email: Max OTFC@aol.com

Dear Fellow Oregon Trail Financial Corp. Shareholder:

NOTE: IMPORTANT INFORMATION ABOUT THE GROUP'S WHITE AND BLUE PROXY CARD APPEARS IN THE INSERT SENT TO YOU ON OR ABOUT SEPTEMBER 17, 2001. IF YOU PREVIOUSLY RETURNED A WHITE PROXY CARD AND WANT TO VOTE FOR THE GROUP'S NOMINEE, YOU MUST RETURN A WHITE AND BLUE PROXY CARD INSTEAD.

In our Company's  fiscal year 2000 annual report,  Chairman of the Board Stephen
R. Whittemore stated, "we continue to assess everything we do or do not do by a major test of measurement: Is it in the best interests of our shareholders?" For the entire 2001 fiscal year, the market price of the Company's shares remained below the Company's book value. In fact, the shares fell from above $18 per share in February 1998 to below $10 per share in January 2000 -- the price at which they were offered for sale in our Company's initial public offering in 1997. I ask: How did the Board respond to the bargain value stock price? Were MORE shares repurchased than were being issued under the Company's compensation plans? OOPS! THE COMPANY ACTUALLY ISSUED MORE SHARES FOR THE BENEFIT OF EMPLOYEES AND DIRECTORS THAN IT REPURCHASED DURING FISCAL YEAR 2001. This, in my estimation, was a major capital allocation blunder on our Board's part.

Two months after my Group filed a statement of the Group's desire that the Company maximize shareholder value, the Company announced its January 2001 "Strategic Direction and New Share Repurchase Plan". In management's own words, "OTFC remains committed to increase earnings per share through stock repurchases while shares trade at significant discounts to book value and purchases are anticipated to be accretive. To this end, the Company's Board of Directors approved a new share repurchase plan to purchase of (sic) up to ten percent of shares outstanding at its December meeting."

Since the January 2001 announcement, the Company's shares have continued to trade at a significant discount to book value, and repurchasing more shares than were being issued under the Company's compensation plans would have been accretive to book value. What did the Company do? OOPS! DURING THE LAST
REPORTING PERIOD, THE COMPANY ACTUALLY ISSUED MORE SHARES FOR THE BENEFIT OF EMPLOYEES AND DIRECTORS THAN IT REPURCHASED. In my opinion, when those entrusted to run our Company are unwilling -- or unable -- to fulfill their promises, it is time for new blood on the Board.


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I think it is important for you to know that I believe that the Board's  attempt to blame me for all of the Company's legal fees is unfounded. The Company could have avoided a significant portion of these fees had it not tried to keep me from communicating with you on an equal footing. They refused to comply with my request under state law for the complete shareholder list.

The Company continues to retaliate against me. On Friday, September 7, 2001, the Company threatened to sue Mr. Padrick, my nominee for election as a director, unless he dropped out of the election. On Wednesday, September 12, 2001, while my and my lead counsel's offices in New York were closed, the Company filed suit against my Group and Mr. Padrick in federal court in Oregon. (Additional information concerning the litigation between my Group and the Company is included in the insert referred to above.)

To be clear: I am not trying to "force" or "control" anything. ALL I WANT IS FOR ALL OF THE SHAREHOLDERS, NOT JUST THE BOARD AND ITS THIRD MANAGEMENT TEAM IN THREE YEARS, TO HAVE A VOICE IN THE IMPORTANT DECISIONS ABOUT OUR COMPANY. Your vote for the Stilwell Group's nominee, Kevin Padrick, is a vote to elect a new director to the Board who is "beholden" to ALL shareholders, and not a part of a group of directors who renominate each other for reelection as their terms expire and who "grandfathered" a director who moved out of the market area specified in the Company's original bylaws by amending the bylaws retroactively. I believe Mr. Padrick will do what's best for ALL shareholders by voting to:

     - sell the Company's employee vacation condo and stop the monthly fees to the directors for "overseeing" the condo;

     - strengthen the Board's oversight of management;

     - repurchase significant amounts of shares at prices below book value; and

     - commence the process of exploring a sale of the Company at a price greater than book value.

I urge you to sign and return the WHITE AND BLUE PROXY CARD promptly in the envelope provided to you by my Group. If you receive a proxy card from the Company, please throw it away. I look forward to meeting with you if you attend the annual meeting.

                                    Sincerely,

                                    /s/ Joseph Stilwell
                                    Joseph Stilwell
                                    On behalf of the Stilwell Group:
                                    STILWELL VALUE PARTNERS II, L.P.
                                    STILWELL ASSOCIATES, L.P.
                                    STILWELL VALUE LLC

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CUSIP No. 685932105            SCHEDULE 14A                  Page 5 of 5
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On August 16,  2001,  the  Stilwell  Value  Group (the  "Group")  filed with the
Securities and Exchange Commission (the "Commission") a definitive proxy statement in connection with the election of its nominee to the board of directors of Oregon Trail Financial Corp. ("Oregon Trail") at Oregon Trail's 2001 annual meeting of stockholders. Copies of the definitive proxy statement were mailed to stockholders on or about August 16, 2001. Investors and security holders are urged to read the definitive proxy statement and additional definitive soliciting material because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Group with the Commission at the Commission's website at www.sec.gov. The definitive proxy statement and these other documents may also be obtained for free by writing to Mr. Joseph Stilwell at 26 Broadway, 23rd Floor, New York, New York 10004, or by contacting D.F. King & Co. at (212) 269-5550.